Filed Pursuant To Rule 433

Registration No. 333-275079

November 7, 2023

RESOURCES CONTACT INVESTOR LOGIN INVESTMENT SOLUTIONS RESEARCH BLOG COMPANY START INVESTING GBTC Lawsuit GBTC Lawsuit Latest Updates On June 29, 2022, Grayscale Senior Legal Strategist, former U.S. Solicitor General, and partner at Munger, Tolles & Olson, Donald B. Verrilli, Jr. filed a petition for review with the United States Court of Appeals for the District of Columbia Circuit on behalf of Grayscale — the first step in a litigation process to contest the Securities and Exchange Commission’s (SEC) decision on our proposal to uplist Grayscale Bitcoin Trust (BTC) to a spot Bitcoin ETF*. On August 29th, 2023, the D.C. Circuit unanimously ruled in favor of Grayscale in our lawsuit to uplist GBTC to an ETF, vacating the SEC’s initial denial order. We intend to update this web page to keep our investors and partners apprised of next steps and key information throughout the rest of the appellate process. You can sign up here for real-time email updates. If you’re a member of the press, please feel free to contact press@grayscale.com to learn more. *We use the generic term “ETF” to refer to exchange-traded investment vehicles, including those that are required to register under the Investment Company Act of 1940, as amended (the “‘40 Act”), as well as other exchange-traded products which are not subject to the registration requirements of the ‘40 Act. APPELLATE PHASE TIMELINE 10/23/23 Court issues formal Mandate LEARN MORE 09/05/23 Grayscale submits Comment Letter LEARN MORE 08/29/23 The D.C. Circuit rules in Favor of Grayscale LEARN MORE 07/27/23 Grayscale submits Comment Letter LEARN MORE 07/10/23 Grayscale files 28(j) Letter LEARN MORE 03/07/23 Unofficial Written Transcript of Oral Arguments LEARN MORE 03/07/23 Audio Recording of Oral Arguments LEARN MORE 02/03/23 Grayscale files Final Reply Brief LEARN MORE 02/03/23 SEC files Final Reply Brief LEARN MORE 02/03/23 Grayscale files Final Opening Brief LEARN MORE 01/23/23 Oral Arguments Notice LEARN MORE 01/13/23 Grayscale files Reply Brief LEARN MORE 12/09/22 SEC files Reply Brief LEARN MORE 10/18/22 Amicus briefs for Grayscale are filed 10/11/22 Grayscale files Opening Brief LEARN MORE 08/17/22 Court files Briefing Schedule LEARN MORE 06/29/22 Grayscale files Petition for Review LEARN MORE 06/29/22 Grayscale initiates litigation LEARN MORE 06/29/22 The SEC denies Grayscale's application to convert to an ETF LEARN MORE Amicus Briefs in Support of Grayscale The Chamber of Commerce of the United States of America Oct 18, 2022 Investors Choice Advocacy Network, joined by economic and law professors, and former SEC, CFTC and OCC officials Oct 18, 2022 NYSE Arca Oct 18, 2022 The Blockchain Association, joined by crypto trade associations, think tanks and advocacy groups Oct 18, 2022 Coinbase, Inc Oct 18, 2022 Litigation Filings Mandate Oct 23, 2023 Comment Letter Submitted Sep 05, 2023 The D.C. Circuit Ruled in Favor of Grayscale Aug 29, 2023 Comment Letter Submitted Jul 27, 2023 Letter of Petitioner Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Jul 10, 2023 Response of Petitioner to Letter of Respondent Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Apr 14, 2023 Letter of Respondent Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Apr 12, 2023 Oral Argument Time Allocation Feb 22, 2023 Final Reply Brief of Petitioner Grayscale Investments, LLC Feb 03, 2023 Final Reply Brief of Respondent SEC Feb 03, 2023 Final Opening Brief of Petitioner Grayscale Investments, LLC Feb 03, 2023 Oral Arguments Notice Jan 23, 2023 Reply Brief of Petitioner Grayscale Investments LLC Jan 13, 2023 Reply Brief of Respondent SEC Dec 09, 2022 Order Granting Unopposed Motion to Modify Briefing Schedule Oct 25, 2022 Respondent's Unopposed Motion to Modify Briefing Schedule Oct 24, 2022 Opening Brief of Petitioner Grayscale Investments LLC Oct 11, 2022 Order Granting Unopposed Motion to Extend Time Aug 30, 2022 Petitioner’s Unopposed Motion to Extend Time Aug 29, 2022 Certificate Describing the Documents in the Record Before the SEC Aug 15, 2022 Certificate As To Parties, Rulings, And Related Cases Aug 01, 2022 Agency Docketing Statement Aug 01, 2022 Statement Of Intent To Utilize Deferred Joint Appendix Aug 01, 2022 Petitioner’s Statement Of Issues To Be Raised Aug 01, 2022 Underlying Decision From Which Petition Arises Aug 01, 2022 Disapproval Order (SEC Release No. 34–95180) Jul 06, 2022 Scheduling Order Jul 01, 2022 Petition For Review Jun 29, 2022 Further Reading GBTC Litigation: Oral Arguments Unofficial Transcript On the Pending GBTC Decision from the SEC Q&A Our Lawsuit Against the SEC Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902. Need More Information? CONTACT US Stay on top of the latest crypto news and insights SUBSCRIBE INVEST Crypto Products ETFs Crypto Sectors COMPANY About Grayscale Press Careers Contact us GBTC Lawsuit RESEARCH Market Commentary Reports Videos & Webinars Explore All RESOURCES Resource Hub Tax Center Regulatory Filings FAQs BLOG General Updates Legal Topics People & Culture Explore All © 2023 Grayscale Investments, LLC. All rights reserved Privacy policyTerms of Service Grayscale Investments, LLC (“Grayscale”) is the parent holding company of Grayscale Advisors, LLC (“GSA”), an SEC-registered investment adviser, as well Grayscale Securities, LLC (“GSS”), an SEC-registered broker/dealer and member of FINRA. Grayscale is not registered as an investment adviser under the Investment Advisers Act of 1940 and none of the investment products sponsored or managed by Grayscale (“Products”) are registered under the Investment Company Act of 1940. Investments managed by GSA are registered under the Investment Company Act of 1940 and subject to the rules and regulations of the Securities Act of 1933 and Investment Advisers Act of 1940. Carefully consider each Product’s investment objectives, risk factors, fees and expenses before investing. This and other information can be found in each Product’s private placement memorandum, which may be obtained from Grayscale and, for each Product that is an SEC reporting company, the SEC’s website, or for each Product that reports under the OTC Markets Alternative Reporting Standards, the OTC Markets website. Reports prepared in accordance with the OTC Markets Alternative Reporting Standards are not prepared in accordance with SEC requirements and may not contain all information that is useful for an informed investment decision. Read these documents carefully before investing. Investments in the Products are speculative investments that involve high degrees of risk, including a partial or total loss of invested funds. Grayscale Products are not suitable for any investor that cannot afford loss of the entire investment. The shares of each Product are intended to reflect the price of the digital asset(s) held by such Product (based on digital asset(s) per share), less such Product’s expenses and other liabilities. Because each Product does not currently operate a redemption program, there can be no assurance that the value of such Product’s shares will reflect the value of the assets held by such Product, less such Product’s expenses and other liabilities, and the shares of such Product, if traded on any secondary market, may trade at a substantial premium over, or a substantial discount to, the value of the assets held by such Product, less such Product’s expenses and other liabilities, and such Product may be unable to meet its investment objective. This information should not be relied upon as research, investment advice, or a recommendation regarding any products, strategies, or any security in particular. This material is strictly for illustrative, educational, or informational purposes and is subject to change. The shares of each Product are not registered under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (except for Products that are SEC reporting companies), the Investment Company Act of 1940, or any state securities laws. The Products are offered in private placements pursuant to the exemption from registration provided by Rule 506(c) under Regulation D of the Securities Act and are only available to accredited investors. As a result, the shares of each Product are restricted and subject to significant limitations on resales and transfers. Potential investors in any Product should carefully consider the long-term nature of an investment in that Product prior to making an investment decision. The shares of certain Products are also publicly quoted on OTC Markets and shares that have become unrestricted in accordance with the rules and regulations of the SEC may be bought and sold throughout the day through any brokerage account. The Products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC). © 2023 Grayscale Investments, LLC. All trademarks, service marks and/or trade names (e.g., BITCOIN INVESTING BEGINS HERE, DROP GOLD, G, GRAYSCALE, GRAYSCALE CRYPTO SECTORS, and GRAYSCALE INVESTMENTS) are owned and/or registered by Grayscale Investments, LLC. All of the content on our site - including text, software, scripts, code, designs, graphics, photos, sounds, music, videos, applications, interactive features, articles, news stories, sketches, animations, stickers, general artwork and other content ("Content") - is owned by Grayscale Investments, LLC or others we license Content from, and is protected by copyright, patent and other laws. Grayscale Investments, LLC reserves all rights not expressly described herein. Prior to October 3, 2022, the Products were distributed by Genesis Global Trading, Inc. (Member FINRA/SIPC, MSRB Registered).

distributed by Genesis Global Trading, IRESOURCES CONTACT INVESTOR LOGIN INVESTMENT SOLUTIONS RESEARCH BLOG COMPANY START INVESTING GBTC Lawsuit GBTC Lawsuit Latest Updates On June 29, 2022, Grayscale Senior Legal Strategist, former U.S. Solicitor General, and partner at Munger, Tolles & Olson, Donald B. Verrilli, Jr. filed a petition for review with the United States Court of Appeals for the District of Columbia Circuit on behalf of Grayscale — the first step in a litigation process to contest the Securities and Exchange Commission’s (SEC) decision on our proposal to uplist Grayscale Bitcoin Trust (BTC) to a spot Bitcoin ETF*. On August 29th, 2023, the D.C. Circuit unanimously ruled in favor of Grayscale in our lawsuit to uplist GBTC to an ETF, vacating the SEC’s initial denial order. We intend to update this web page to keep our investors and partners apprised of next steps and key information throughout the rest of the appellate process. You can sign up here for real-time email updates. If you’re a member of the press, please feel free to contact press@grayscale.com to learn more. *We use the generic term “ETF” to refer to exchange-traded investment vehicles, including those that are required to register under the Investment Company Act of 1940, as amended (the “‘40 Act”), as well as other exchange-traded products which are not subject to the registration requirements of the ‘40 Act. APPELLATE PHASE TIMELINE 10/23/23 Court issues formal Mandate LEARN MORE 09/05/23 Grayscale submits Comment Letter LEARN MORE 08/29/23 The D.C. Circuit rules in Favor of Grayscale LEARN MORE 07/27/23 Grayscale submits Comment Letter LEARN MORE 07/10/23 Grayscale files 28(j) Letter LEARN MORE 03/07/23 Unofficial Written Transcript of Oral Arguments LEARN MORE 03/07/23 Audio Recording of Oral Arguments LEARN MORE 02/03/23 Grayscale files Final Reply Brief LEARN MORE 02/03/23 SEC files Final Reply Brief LEARN MORE 02/03/23 Grayscale files Final Opening Brief LEARN MORE 01/23/23 Oral Arguments Notice LEARN MORE 01/13/23 Grayscale files Reply Brief LEARN MORE 12/09/22 SEC files Reply Brief LEARN MORE 10/18/22 Amicus briefs for Grayscale are filed 10/11/22 Grayscale files Opening Brief LEARN MORE 08/17/22 Court files Briefing Schedule LEARN MORE 06/29/22 Grayscale files Petition for Review LEARN MORE 06/29/22 Grayscale initiates litigation LEARN MORE 06/29/22 The SEC denies Grayscale's application to convert to an ETF LEARN MORE Amicus Briefs in Support of Grayscale The Chamber of Commerce of the United States of America Oct 18, 2022 Investors Choice Advocacy Network, joined by economic and law professors, and former SEC, CFTC and OCC officials Oct 18, 2022 NYSE Arca Oct 18, 2022 The Blockchain Association, joined by crypto trade associations, think tanks and advocacy groups Oct 18, 2022 Coinbase, Inc Oct 18, 2022 Litigation Filings Mandate Oct 23, 2023 Comment Letter Submitted Sep 05, 2023 The D.C. Circuit Ruled in Favor of Grayscale Aug 29, 2023 Comment Letter Submitted Jul 27, 2023 Letter of Petitioner Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Jul 10, 2023 Response of Petitioner to Letter of Respondent Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Apr 14, 2023 Letter of Respondent Regarding Supplemental Authority Under Fed. R. App. P. 28(j) Apr 12, 2023 Oral Argument Time Allocation Feb 22, 2023 Final Reply Brief of Petitioner Grayscale Investments, LLC Feb 03, 2023 Final Reply Brief of Respondent SEC Feb 03, 2023 Final Opening Brief of Petitioner Grayscale Investments, LLC Feb 03, 2023 Oral Arguments Notice Jan 23, 2023 Reply Brief of Petitioner Grayscale Investments LLC Jan 13, 2023 Reply Brief of Respondent SEC Dec 09, 2022 Order Granting Unopposed Motion to Modify Briefing Schedule Oct 25, 2022 Respondent's Unopposed Motion to Modify Briefing Schedule Oct 24, 2022 Opening Brief of Petitioner Grayscale Investments LLC Oct 11, 2022 Order Granting Unopposed Motion to Extend Time Aug 30, 2022 Petitioner’s Unopposed Motion to Extend Time Aug 29, 2022 Certificate Describing the Documents in the Record Before the SEC Aug 15, 2022 Certificate As To Parties, Rulings, And Related Cases Aug 01, 2022 Agency Docketing Statement Aug 01, 2022 Statement Of Intent To Utilize Deferred Joint Appendix Aug 01, 2022 Petitioner’s Statement Of Issues To Be Raised Aug 01, 2022 Underlying Decision From Which Petition Arises Aug 01, 2022 Disapproval Order (SEC Release No. 34–95180) Jul 06, 2022 Scheduling Order Jul 01, 2022 Petition For Review Jun 29, 2022 Further Reading GBTC Litigation: Oral Arguments Unofficial Transcript On the Pending GBTC Decision from the SEC Q&A Our Lawsuit Against the SEC Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902. Need More Information? CONTACT US Stay on top of the latest crypto news and insights SUBSCRIBE INVEST Crypto Products ETFs Crypto Sectors COMPANY About Grayscale Press Careers Contact us GBTC Lawsuit RESEARCH Market Commentary Reports Videos & Webinars Explore All RESOURCES Resource Hub Tax Center Regulatory Filings FAQs BLOG General Updates Legal Topics People & Culture Explore All © 2023 Grayscale Investments, LLC. All rights reserved Privacy policyTerms of Service Grayscale Investments, LLC (“Grayscale”) is the parent holding company of Grayscale Advisors, LLC (“GSA”), an SEC-registered investment adviser, as well Grayscale Securities, LLC (“GSS”), an SEC-registered broker/dealer and member of FINRA. Grayscale is not registered as an investment adviser under the Investment Advisers Act of 1940 and none of the investment products sponsored or managed by Grayscale (“Products”) are registered under the Investment Company Act of 1940. Investments managed by GSA are registered under the Investment Company Act of 1940 and subject to the rules and regulations of the Securities Act of 1933 and Investment Advisers Act of 1940. Carefully consider each Product’s investment objectives, risk factors, fees and expenses before investing. This and other information can be found in each Product’s private placement memorandum, which may be obtained from Grayscale and, for each Product that is an SEC reporting company, the SEC’s website, or for each Product that reports under the OTC Markets Alternative Reporting Standards, the OTC Markets website. Reports prepared in accordance with the OTC Markets Alternative Reporting Standards are not prepared in accordance with SEC requirements and may not contain all information that is useful for an informed investment decision. Read these documents carefully before investing. Investments in the Products are speculative investments that involve high degrees of risk, including a partial or total loss of invested funds. Grayscale Products are not suitable for any investor that cannot afford loss of the entire investment. The shares of each Product are intended to reflect the price of the digital asset(s) held by such Product (based on digital asset(s) per share), less such Product’s expenses and other liabilities. Because each Product does not currently operate a redemption program, there can be no assurance that the value of such Product’s shares will reflect the value of the assets held by such Product, less such Product’s expenses and other liabilities, and the shares of such Product, if traded on any secondary market, may trade at a substantial premium over, or a substantial discount to, the value of the assets held by such Product, less such Product’s expenses and other liabilities, and such Product may be unable to meet its investment objective. This information should not be relied upon as research, investment advice, or a recommendation regarding any products, strategies, or any security in particular. This material is strictly for illustrative, educational, or informational purposes and is subject to change. The shares of each Product are not registered under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (except for Products that are SEC reporting companies), the Investment Company Act of 1940, or any state securities laws. The Products are offered in private placements pursuant to the exemption from registration provided by Rule 506(c) under Regulation D of the Securities Act and are only available to accredited investors. As a result, the shares of each Product are restricted and subject to significant limitations on resales and transfers. Potential investors in any Product should carefully consider the long-term nature of an investment in that Product prior to making an investment decision. The shares of certain Products are also publicly quoted on OTC Markets and shares that have become unrestricted in accordance with the rules and regulations of the SEC may be bought and sold throughout the day through any brokerage account. The Products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC). © 2023 Grayscale Investments, LLC. All trademarks, service marks and/or trade names (e.g., BITCOIN INVESTING BEGINS HERE, DROP GOLD, G, GRAYSCALE, GRAYSCALE CRYPTO SECTORS, and GRAYSCALE INVESTMENTS) are owned and/or registered by Grayscale Investments, LLC. All of the content on our site - including text, software, scripts, code, designs, graphics, photos, sounds, music, videos, applications, interactive features, articles, news stories, sketches, animations, stickers, general artwork and other content ("Content") - is owned by Grayscale Investments, LLC or others we license Content from, and is protected by copyright, patent and other laws. Grayscale Investments, LLC reserves all rights not expressly described herein. Prior to October 3, 2022, the Products were distributed by Genesis Global Trading, Inc. (Member FINRA/SIPC, MSRB Registered). nc. (Member FINRA/SIPC, MSRB Registered).

Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.